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Exhibit 16(a)(4)(h1)

Voya Retirement Insurance and Annuity Company

Home Office:  One Orange Way

Windsor, CT 06095-4774

800-262-3862

You may call the toll-free number shown above to request information about this Contract.

Voya Retirement Insurance and Annuity Company, a stock company, herein called the Company, agrees to pay the benefits stated in this Contract.

Specifications

Plan

Type of Plan VOYA CUSTOM CHOICE - CLASSICSM

Contract Holder

Group Contract No.

Effective Date

This Contract is Delivered in CONNECTICUT and is Subject to the Laws of that Jurisdiction.

THE VARIABLE FEATURES OF THE GROUP CONTRACT ARE DESCRIBED IN PART IV.

Right to Cancel

The Contract Holder may cancel this Contract within 10 days of receiving it, by returning this Contract to the Company at the above address or to the agent from whom it was purchased. Within 7 days after it receives this Contract at its Home Office, the Company will return the entire consideration paid plus any increase or minus any decrease in the current value of any funds allocated to the Separate Accounts.

This page, the following pages, and the application make up the entire Contract.

Signed at the Home Office on the Effective Date.

/s/Charles P. Nelson	/s/Jennifer M. Ogren
President	Secretary

Group Annuity Contract

Nonparticipating

ALL PAYMENTS AND VALUES PROVIDED BY THE GROUP CONTRACT, WHEN BASED ON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT. THIS CONTRACT CONTAINS MARKET VALUE ADJUSTMENT FORMULAS. APPLICATION OF A MARKET VALUE ADJUSTMENT TO THE GAA MAY RESULT IN EITHER AN INCREASE OR DECREASE IN THE CURRENT VALUE. THE MARKET VALUE ADJUSTMENT FORMULA DOES NOT APPLY TO A GUARANTEED TERM AT THE TIME OF ITS MATURITY. APPLICATION OF A MARKET VALUE ADJUSTMENT TO THE FIXED ACCOUNT MAY RESULT IN A DECREASE IN THE CURRENT VALUE.

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Specifications

(continued)

Guaranteed Interest Rate	There are guaranteed interest rates for amounts held in the Fixed Account and the Guaranteed Accumulation Account. (See 4.02 and 403 (d).)

Installation Charge	This Contract may be subject to an Installation Charge. (See Contract Specifications and 4.08.)

Deductions from Purchase Payment(s)	Purchase Payments are subject to deductions for premium taxes and conversion charges, if any. (See 3.01.)

Deductions from the Separate Account

A Daily Asset Charge expressed as an annual rate of Current Value will be deducted for the Company's mortality and expense risks, which may include profit. (See 4.05 and 4.10.) The Daily Asset Charge varies by the total value of assets held under this Contract or such other contracts offered by the Company or its affiliates. (See Contract Specifications.)

Deductions from Participant Accounts	A Participant Account Charge expressed as an annual amount may be deducted from each Participant Account. (see Contract Specifications and 4.09).

Transferred Asset Benefit (TAB) Recovery Percentage	Certain withdrawals from this Contract may be subject to a TAB Recovery Percentage. (See Contract Specifications and 7.04.)

This Contract is a legal contract and constitutes the entire legal relationship between the Company and the Contract Holder.

READ THIS CONTRACT CAREFULLY. This Contract sets forth, in detail, all of the rights and obligations of both you and the Company. IT IS, THEREFORE, IMPORTANT THAT YOU READ THIS CONTRACT CAREFULLY.

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Specifications

(continued)

Contract Holder

Group Contract No.

I.	Installation Charge (See 4.08)	$[XXXXX]

II.	Amount of Daily Asset Charge expressed as an annual percentage (See 4.10)

Current Value of All Participant Accounts

Less than $400,000

$400,000 but less than $1 million

$1 million but less than $5 million

$5 million but less than $10 million

$10 million but less than $15 million

$15 million and above

Asset Charge [XXXX]% [XXXX]% [XXXX]% [XXXX]% [XXXX]% [XXXX]%

The Daily Asset Charge reflected above applies to all Fund(s), except the following:

Fund(s)	Asset Charge
Voya Partners, Inc. and Non-Voya VP Funds	0.15 adjustment at all levels

The Daily Asset Charge will be adjusted (up or down) no less often than annually in accordance with the Company's existing administrative practice to reflect changes in the Current Value of all Participant Accounts.  See 8.12 for rules permitting the aggregation of Participant Accounts with certain other contracts issued by the Company or its affiliates for purposes of satisfying the Current Value breakpoints shown above.  The Daily Asset Charge does not include investment advisory fees and other expenses charged by a Fund investment manager.  These fees are disclosed in the applicable Fund prospectus.

III.	Participant Account Charge expressed as an annual amount (See 4.09)	$[XXXX]

IV.	TAB Recovery Percentage (See 7.04)	Contract Years Completed More than 0	Recovery Percentage 0.00%

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II.	PLAN ADMINISTRATIVE SERVICES
2.01	General ..........................................................................................................................................	6
2.02	Additional Services .........................................................................................................................	6

III.	PURCHASE PAYMENT AND PARTICIPANT ACCOUNTS
3.01	Net Purchase Payment(s) ..............................................................................................................	7
3.02	Participant Accounts ......................................................................................................................	7
3.03	Investment Allocation .....................................................................................................................	7
3.04	Notice to the Contract Holder .........................................................................................................	7

IV.	ACCOUNT VALUES
4.01	Current Value .................................................................................................................................	8
4.02	Guaranteed Interest Rate - Fixed Account ......................................................................................	8
4.03	Guaranteed Accumulation Account (GAA) ......................................................................................	8
4.04	Fund(s) Record Units - Separate Account ......................................................................................	10
4.05	Net Return Factor(s) - Separate Account ........................................................................................	10
4.06	Fund(s) Record Unit Value - Separate Account ..............................................................................	10
4.07	Experience Credits .........................................................................................................................	10
4.08	Installation Charge ..........................................................................................................................	10
4.09	Participant Account Charge .............................................................................................................	10
4.10	Daily Asset Charge .........................................................................................................................	10

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V.	TRANSFERS AND DISTRIBUTIONS	PAGE
5.01	Transfer of Current Value ...............................................................................................................	11
5.02	Systematic Allocation .....................................................................................................................	11
5.03	Required Distribution to Participant ................................................................................................	12
5.04	Sum Payable at Death (Before Annuity Payments Start) ................................................................	12
5.05	Systematic Distribution Options ......................................................................................................	12

VI.	ANNUITY PROVISIONS
6.01	Choices to be Made .......................................................................................................................	12
6.02	Annuity Payments to Participant .....................................................................................................	13
6.03	Annuity Payments to Participant's Beneficiary Under the Plan ........................................................	13
6.04	Terms of Annuity Options ...............................................................................................................	13
6.05	Death of Annuitant .........................................................................................................................	14
6.06	Fund(s) Annuity Units - Separate Account ......................................................................................	14
6.07	Fund(s) Annuity Unit Value - Separate Account ..............................................................................	14
6.08	Annuity Options ..............................................................................................................................	15
6.09	Annuity Tables ...............................................................................................................................	15

VII.	WITHDRAWALS AND TERMINATION OF CONTRACT
7.01	Payment of Surrender Value ..........................................................................................................	24
7.02	Payment of Fixed Account Surrender Value ...................................................................................	24
7.03	Payment of GAA Surrender Value ..................................................................................................	25
7.04	Transferred Asset Benefit (TAB) Recovery Percentage ..................................................................	26
7.05	Termination or Transfer to Another Contract ...................................................................................	26

VIII.	GENERAL PROVISIONS
8.01	Change of Contract ........................................................................................................................	26
8.02	Substitution, Elimination, and Addition of Fund(s) ...........................................................................	27
8.03	Nonparticipating Contract ...............................................................................................................	27
8.04	Payments .......................................................................................................................................	27
8.05	State Laws .....................................................................................................................................	27
8.06	Control of Contract .........................................................................................................................	27
8.07	Designation of Beneficiary ..............................................................................................................	28
8.08	Misstatements and Adjustments .....................................................................................................	28
8.09	Incontestability ...............................................................................................................................	28
8.10	Grace Period ..................................................................................................................................	28
8.11	Nonwaiver ......................................................................................................................................	28
8.12	Aggregation of Contracts ................................................................................................................	28
8.13	Conversion of Contracts .................................................................................................................	28

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I.	GENERAL DEFINITIONS

1.01	Annuitant:

A person on whose life an Annuity has been effected under this Contract.

1.02	Annuity:

Payment of an income:

(a)	For the life of one or two persons;
(b)	For a stated period; or
(c)	For some combination of (a) and (b).

1.03	Code:

The Internal Revenue Code of 1986, as it may be amended from time to time.

1.04	Competing Investment Option:

Any accumulation option offered under this Contract or such other contract offered by the Company or its affiliates, to the Contract Holder in connection with the Plan which:

(a)	provides a direct or indirect guarantee of investment performance; or

(b)	is, or which may be, invested primarily in assets other than common or preferred stock; or

(c)

is, or which may be, invested primarily in financial vehicles, (such as mutual funds, trusts, and insurance company contracts) which are in turn, invested primarily in assets other than common or preferred stock.

1.05	Contract Holder:

The entity named on the cover page of this Contract, to which the Contract is issued.

1.06	Contract Year:

The period of 12 months measured from the date the first Net Purchase Payment is applied to the Contract or from any anniversary of such date.

1.07	Current Value:

See 4.01.

1.08	Deposit Period:

See 4.03(a).

1.09	Fixed Account:

An accumulation option with a guaranteed minimum interest rate. The Company may credit a higher rate, which is not guaranteed.

1.10	Fixed Annuity:

An Annuity with payments which do not vary in amount.

1.11	Fund(s):

The open-end, registered, management investment companies (mutual funds) made available by the Company under this Contract.

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1.12	General Account:

The account holding the assets of the Company, other than those assets held in a Separate Account or a Nonunitized Separate Account.

1.13	Good Order:

An authorized Participant or Contract Holder instruction to the Company is in Good Order when given with such clarity and completeness that the Company is not required to exercise any discretion, utilizing such forms as the Company may require.

1.14	Guaranteed Accumulation Account (GAA):

An accumulation option which guarantees a stipulated rate of interest for a specified period of time.

1.15	Market Value Adjustment (MVA):

See 7.02(b) for the Fixed Account Market Value Adjustment; see 7.03(b) for the GAA Market Value Adjustment.

1.16	Matured Term Value:

The amount payable on a GAA Term's Maturity Date.

1.17	Maturity Date:

The last day of a GAA Term.

1.18	Nonunitized Separate Account:

A separate account, established by the Company under Section 38a-433 of the Connecticut General Statutes, that holds assets for GAA Guaranteed Terms of more than three years, and amounts allocated or transferred to Guaranteed Terms of three years or less.  There are no discrete units for this Account.  The Contract Holder or Participant, as applicable, does not participate in the investment gain or loss from the assets held in the Nonunitized Separate Account.  Such gain or loss is borne entirely by the Company.  The assets of the Nonunitized Separate Account, to the extent of reserves and other contract liabilities, may not be charged with other Company liabilities.

1.19	Participant:

An individual who participates in the Plan named on the cover page of this Contract.

1.20	Participant Account:

See 3.02.

1.21	Plan:

The Plan named on the cover page of this Contract. The Plan is not a part of the Contract. The Company is not bound by the terms of the Plan.

1.22	Purchase Payments:

Payments made to the Company for allocation to Participant Accounts under this Contract.

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1.23	Separate Account:

An account set up by the Company under Title 38a, Section 38a-433, of the Connecticut General Statutes, which buys and holds shares of the Fund(s). Income, gains or losses, realized or unrealized are credited or charged to this account without regard to other income, gains or losses of the Company. The Company owns the assets held in such an account and is not a trustee as to the amounts held. These accounts generally are not guaranteed and assets therein are held at market value. The assets of such accounts, to the extent of reserves and other contract liabilities of the account, shall not be charged with other Company liabilities.

1.24	Split-Funded Plan:

A Plan which offers Participants investment options not provided under this Contract and not otherwise provided by or through the Company or its affiliates, excluding investment options no longer accepting payments and scheduled to convert to this Contract.

1.25	Surrender:

See 7.01.

1.26	Term:

See 4.03(b) and 4.03(c).

1.27	Valuation Period (Period):

The date and time at which accumulation unit values and annuity unit values are calculated.  Currently, this calculation is made after the close of business of the New York Stock Exchange on any normal business day, Monday through Friday, that the New York Stock Exchange is open.

1.28	Variable Annuity:

An Annuity with payments which vary with the net investment results of a Separate Account.

II.	PLAN ADMINISTRATIVE SERVICES

2.01	General:

The person or entity designated as administrator in the Plan document is primarily responsible for Plan administration. The Company is not the Plan Administrator. The Company will provide certain services to the Plan as set forth herein and as selected by the Contract Holder. The amount of the Daily Asset Charge will be affected by the level of service provided to the Plan by the Company and/or its licensed representatives.

2.02	Additional Services:

The Company, or its licensed representatives, will provide certain basic enrollment and administrative services to the Plan under this Contract. The full range of such services to be provided to the Plan by the Company will be disclosed to the Contract Holder on or before the Effective Date. The Company and the Contract Holder, may agree in writing to have additional services provided to the Plan by the Company or its licensed representatives. At the option of the Contract Holder, the cost of such additional services may be included as:

(a)	An adjustment to the Daily Asset Charge deducted from a Separate Account; or
(b)	An adjustment to the Participant Account Charge; or
(c)	An adjustment to the interest credited to the Fixed Account and GAA.

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III.	PURCHASE PAYMENT AND PARTICIPANT ACCOUNTS

3.01	Net Purchase Payment(s):

The actual Purchase Payment(s) less premium tax and charges due at conversion, if any. As a rule, the Company will deduct the premium tax when Annuity benefits are purchased (see Part Vl). If the Company determines that a premium tax is due when Purchase Payments are received or at any other time, it will deduct the tax at that time. Conversion charges may arise when any Purchase Payment is derived from the cancellation of any contract or policy issued by the Company or any of its affiliates (see 8.13). Such Purchase Payment may be subject to deductions in accordance with the Company's administrative practice.

3.02	Participant Accounts:

The Company will maintain an individual account for each Participant. If instructed by the Contract Holder, the Company will maintain up to 5 asset accounts for each such Participant Account.

More than 5 asset accounts, if permitted by the Company, may be subject to an additional fee in accordance with the Company's administrative practice.

Net Purchase Payments will be allocated to Participant Accounts and their asset accounts as directed by the Contract Holder or the Participant, as appropriate.

3.03	Investment Allocation:

For each Participant Account the Contract Holder will direct that the Net Purchase Payment(s) allocated to that Account be credited among the following:

(a)	The Fixed Account;
(b)	The GAA; and
(c)	The Fund(s) in which the Separate Account invests.

The Company must be told the percentage of the Net Purchase Payment(s) to be applied to each investment above.  With the consent of the Contract Holder, the Participant may direct the investment allocation of his or her Participant Account or any asset account thereof.  If the Company does not receive allocation instructions, unless otherwise agreed with the Contract Holder, it will return the Purchase Payment.

3.04	Notice to the Contract Holder:

With respect to the Current Value of Participant Accounts, the Company will notify the Contract Holder each year of:

(a)	The value of any amounts held in:

(1)	The Fixed Account;
(2)	The GAA; and
(3)	The Fund(s) for the Separate Account.

(b)	The number of any Fund(s) Record Units; and
(c)	The Fund(s) Record Unit Value.

Such number or values will be as of a date no more than 60 calendar days before the date of the notice.

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IV.	ACCOUNT VALUES

4.01	Current Value:

The Current Value of any Participant Account is equal to:

(a)	Any amounts in the Fixed Account, including Fixed Account interest added by the Company; plus
(b)	Any amounts in the GAA, including GAA interest added by the Company; plus
(c)	The value of all Separate Account Record Units.

Current Value does not include amounts used to purchase an Annuity.

4.02	Guaranteed Interest Rate - Fixed Account:

On any Net Purchase Payment(s) maintained in the Fixed Account, the Company will add interest daily at an annual rate no less than 3%. The Company may add interest daily at any higher rate. The Company will periodically advise the Contract Holder of the rate being currently credited to the Fixed Account.

4.03	Guaranteed Accumulation Account (GAA):

The GAA guarantees stipulated rates of interest for stated periods of time (see (a) and (c) below). Amounts withdrawn before the end of a Guaranteed Term may be subject to a Market Value Adjustment (MVA) (see 7.03(b)).

(a)

Deposit Period - A calendar month, a calendar quarter, or any other period of time specified by the Company during which Net Purchase Payment(s) and transfers are accepted into the GAA for one or more Guaranteed Terms.

(b)

Guaranteed Term (Term) - The period of time for which interest rates are guaranteed on Net Purchase Payment(s) and on transfers allocated into a Deposit Period of the GAA. Terms are offered at the Company's discretion for various lengths of time ranging up to and including ten years.

(c)	Guaranteed Term Classifications - The grouping of Terms according to their time to maturity. The following are the Classifications:

(1)

Short Term: Guaranteed Terms of up to and including three years. Prior to September 1, 1998, amounts allocated or reinvested in Short-Term Classification Guaranteed Terms will be held in the General Account, and will remain in the General Account until the applicable Guaranteed Term's Maturity Date.  Amounts allocated to Short-Term Classification Guaranteed Terms on or after September 1, 1998 will be held in the Nonunitized Separate Account.

(2)	Long Term: Guaranteed Terms of more than three years and up to and including 10 years. All amounts allocated to Long-Term Classification Guaranteed Terms are held in the Nonunitized Separate Account.

The Company guarantees to credit the stipulated interest rates.  All assets of the Company, including amounts held in the Nonunitized Separate Account, are available to meet the interest rate guarantees for amounts allocated to the GAA.

During a Deposit Period, the Company may make available one or more Terms within a Classification. At least one Term in the Short Term Classification will be available each Deposit Period. The Contract Holder or Participant, as appropriate, has the option to allocate Net Purchase Payment(s) and transfers into any or all of the available Deposit Period Terms. If no specific direction is given, Net Purchase Payment(s) and transfers will go into available Terms on a pro rata basis within the Classification(s) previously chosen by the Contract Holder. If there are no Terms available in the Long Term Classification previously chosen, such amounts will be allocated to the Term within the Short Term Classification with the longest period.

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(d)

Guaranteed GAA Interest Rates (Guaranteed Rates) - The Company will declare all interest rate(s) applicable to a specific Term prior to the start of the Deposit Period for that Term. These rate(s) are guaranteed by the Company for that Deposit Period and the ensuing Term and are not based on the actual investment experience of the underlying assets in the GAA. The Guaranteed Rates are annual effective yields. The interest is credited daily at a rate that will produce the guaranteed annual effective yield over the period of a year. No annual rate will be less than 3%.

(e)

Withdrawals - Amounts in the GAA may be transferred to other investment options at any time subject to certain limits (see 5.01). Amounts transferred prior to the Maturity Date of a Term are subject to an MVA (see 7.03(b)). Amounts will be removed from the elected Classification starting with the Term still in effect with the oldest Deposit Period.

During the Deposit Period and the 90 days following the close of the Deposit Period, any amounts applied to the GAA during that Deposit Period may not be withdrawn unless due to:

(1)	A full or partial surrender;
(2)	A payment of a premium for an Annuity Option; or
(3)	The Sum Payable at Death provision (see 5.04).

(f)

Maturity Date/Reinvestment - At least 18 calendar days before a Term's Maturity Date, the Contract Holder or Participant, as applicable, will be mailed a notice. This notice will contain the current Deposit Period's Guaranteed Rate(s), Term(s) and a projected Matured Term Value.

The Matured Term Value may be surrendered or transferred on the Term's Maturity Date without an MVA. If no specific direction is given by the Contract Holder or Participant, as applicable, prior to the Maturity Date, each Matured Term Value will be reinvested in a Term of the same duration. In the event that a Term of the same duration is unavailable, each Matured Term Value will automatically be reinvested in the next shortest Term available in the same Classification during the then current Deposit Period. If, however, only one Term is available within the Classification, then the Matured Term Value will automatically be reinvested in that Term. If there are no Terms available in the Long Term Classification previously chosen, the Matured Term Value will be allocated to the Term within the Short Term Classification with the longest period. Within two business days after the Maturity Date, the Contract Holder or Participant, as applicable, will be mailed a confirmation statement. This statement will state the Terms and Guaranteed Rates which will apply to the reinvested Matured Term Value.

During the calendar month following the Term's Maturity Date, one exception is allowed to the 90 day transfer restriction and MVA under sub‑paragraph (e) and Section 7.03 (b). This exception is applicable to each Matured Term Value plus any interest accrued thereon, provided no part of the Matured Term Value was transferred on the Maturity Date.

During this calendar month period, the Contract Holder or Participant, as applicable, may request that the Company transfer or surrender all or part of the Matured Term Value plus any interest accrued thereon from the GAA without an MVA. This provision only applies to the first such request received during this period for any Matured Term Value. The Matured Term Value plus any interest accrued thereon may be transferred upon such request without an MVA:

(1)	To any other Terms of the GAA available in the current Deposit Period;
(2)	To the Fixed Account; or
(3)	To any other allowable Fund(s).

If no such notification is given, the Matured Term Value will remain subject to the terms and conditions of the new Term. All Surrender and transfer requests will be processed as of the date they are received in Good Order at the Company's Home Office.

(g)

Changes - The Company may change this Section 4.03, including eliminating the GAA entirely, with 30 days advance written notice to the Contract Holder. Any such change shall become effective for Purchase Payments, transfers or reinvestments applied to any new Term by any present or future Participant.

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4.04	Fund(s) Record Units - Separate Account:

The portion of the Net Purchase Payment(s) applied to a Separate Account will determine the number of Fund(s) Record Units. This number is equal to the Net Purchase Payment(s) applied to the Fund divided by the Fund(s) Record Unit Value (see 4.06) for the Valuation Period in which the Purchase Payment is received in Good Order.

4.05	Net Return Factor(s) - Separate Account:

The Net Return Factor(s) are used to compute all Separate Account Record Units for any Fund(s).

The Net Return Factor for each Fund is equal to 1.0000000 plus the Net Return Rate.

The Net Return Rate is equal to:

(a)	The value of the shares of the Fund held by a Separate Account at the end of a Valuation Period; minus

(b)	The value of the shares of such Fund held by the Separate Account at the start of the Valuation Period; plus or minus

(c)	Taxes (or reserves for taxes) on the Separate Account (if any); divided by

(d)	The total value of such Fund's Record Units (see 4.04) in the Separate Account at the start of the Valuation Period; minus

(e)	The Daily Asset Charge (see Contract Specifications and 4.10).

A Net Return Rate may be more or less than 0. The value of a share of any Fund is equal to the net assets of the Fund divided by the number of shares outstanding.

4.06	Fund(s) Record Unit Value - Separate Account:

A Fund(s) Record Unit Value is computed by multiplying the Net Return Factors for the current Valuation Period by the Fund(s) Record Unit Value for the previous Period. The dollar value of a Fund(s) Record Unit and Separate Account assets may go up or down due to investment gain or loss.

4.07	Experience Credits:

The Company may apply Experience Credits (investment, administrative, mortality or otherwise) under this Contract. Such credits may be applied as a reduction in the Daily Asset Charge, or an increase in the Fixed Account interest rate. Experience Credits may be applied in such other manner as the Company deems appropriate for the class of contracts to which this Contract belongs within the state of issue. Any such credit will be computed for contracts of the same class in accordance with the Company's administrative practice consistently applied.

4.08	Installation Charge:

The Contract Installation Charge is $0.

4.09	Participant Account Charge:

An amount (see Contract Specifications) deducted periodically from each Participant Account.  The amount will be adjusted (up or down) no less often than annually on the last day of each Contract Year.  At the discretion of the Contract Holder, it will be deducted from the asset account designated by the Company on a pro-rata basis across all investment options offered under this Contract or otherwise provided to the Plan by or through the Company or its affiliates, or may be paid to the Company separately by the Contract Holder.

4.10	Daily Asset Charge:

A Daily Asset Charge expressed as an annual rate of Current Value that will be deducted for the Company's mortality and expense risks, which may include profit.  The Daily Asset Charge varies by the total value of assets held under this Contract or such other investment arrangements made available to the Plan by or through the Company or its affiliates, (see Contract Specifications and 8.12) by the level of plan administrative services provided by the Company, (see 2.01 and 2.02) and by any experience credits that may apply, (see 4.07).  The Daily Asset Charge will be adjusted (up or down) no less often than annually in accordance with the Company's existing administrative practice to reflect changes in the Current Value of all Participant Accounts.

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V.	TRANSFERS AND DISTRIBUTIONS

5.01	Transfer of Current Value:

Subject to the following paragraphs and before an Annuity Option is elected, all or any portion of the Current Value of any Participant Account held in a Fund, the GAA or the Fixed Account may be transferred to:

(a)	Any other allowable Fund;
(b)	The Fixed Account; or
(c)	Terms of the GAA available in the current Deposit Period.

(1)	GAA Restrictions

Amounts in a specific GAA Term cannot be transferred to the Deposit Period of another Term within the same Classification except at the Term's maturity (see 4.03(f)).

Amounts applied to Classifications of the GAA may not be transferred to the Funds during the Deposit Period or for 90 days after the close of the Deposit Period.  Transfers from Terms of the GAA are subject to the Withdrawal and MVA provisions (see 7.03).

(2)	GET Fund

Withdrawals or transfers from a GET Fund series, if available under the Contract, before the Maturity Date will be at the then applicable GET Fund Record Unit Value, which may be more or less than the Record Unit Value guaranteed at the GET Fund Maturity Date.

(3)	Equity Wash Restriction

(a)	Direct transfers between Competing Investment Options are not permitted; and

(b)

After a transfer involving a Competing Investment Option or any Surrender has occurred, no subsequent transfers, to or from a Competing Investment Option, may occur during the ensuing 90 days from the date of the transfer.

Where this Contract functions as a component part of a larger Plan investment program that is offered by the Company or its affiliates on a consolidated basis and that also includes shares of specifically identified registered investment companies and/or a self directed brokerage arrangement then, for purposes of this Equity Wash Restriction provision:

(a)

Each such registered investment company shall be treated as an accumulation option offered under this Contract.  Surrenders from the Contract to any such registered investment company and purchase payments made to the Contract with the redemption proceeds from any such registered investment company shall be treated as transfers made within the Contract;

(b)	Notwithstanding the provisions of paragraph (a) above, Surrenders from the Contract to the self directed brokerage option will continue to be treated as Surrenders.

5.02	Systematic Allocation:

A Systematic Allocation involves placing a lump sum in one Contract Fund and having it reallocated to another Fund in substantially equal monthly installments.  The purpose of a Systematic Allocation is to permit shares of the second Fund to be purchased using the "dollar-cost-averaging" method. The amount applied to a Systematic Allocation must be no less than $100 per month over a period of at least 12 months. Systematic Allocations for a period longer than 24 months must be consented to by the Company.  A Systematic Allocation is not available after an Annuity Option has been elected.

Systematic Allocations may not be made from, or to, the Fixed Account or the GAA.  The Company reserves the right to limit the Funds that can be used to pay out or receive Systematic Allocations.

With respect to a Participant Account, the Participant (with the consent of the Contract Holder), may initiate a Systematic Allocation. Unless otherwise consented to by the Company, no Participant may have more than one Systematic Allocation in effect. A Participant may revoke a Systematic Allocation at any time.

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5.03	Required Distribution to Participant:

Distribution from a Participant Account to the Participant must begin in the form of periodic payments no later than the April 1 following the calendar year in which the Participant attains age 70 1/2, or such other age as may be provided by law, or be made in a lump sum by the same date. The Contract Holder must direct the Company to commence such Annuity or make such payment.

5.04	Sum Payable at Death (Before Annuity Payments Start):

The Company will pay the Current Value to the beneficiary (see 8.07) if:

(a)	The Participant dies before Annuity payments start; and
(b)	The notice of death is received by the Company.

The sum paid will be the Current Value for the Valuation Period in which the notice is received in Good Order at the Company's Home Office.

5.05	Systematic Distribution Options:

Without further amendment of this Contract, the Company may, from time to time, establish and make available for election by the Contract Holder, one or more Participant Account systematic distribution options (SDO).  When an SDO election is in effect as to any Participant Account, automatic withdrawals will be made from the Participant Account.  No Surrender charges apply to such automatic withdrawals made under an SDO.  A Market Value Adjustment may apply depending on the terms of the SDO.

(a)	Any SDO established by the Company will be made available among similarly situated contracts uniformly and on the basis of objective criteria consistently applied.

(b)	The availability of any SDO may be limited by terms and conditions applicable to the election of such SDO.

(c)

The Company may discontinue the availability of an SDO at any time.  Except to the extent required in order to comply with applicable law, any such discontinuance shall not apply to any Participant Accounts as to which an election under such SDO is in effect at the time of such SDO's discontinuance.

VI.	ANNUITY PROVISIONS

6.01	Choices to be Made:

The Contract Holder may tell the Company, on behalf of a retired or separated Participant, to pay all or any portion of a Participant's Participant Account (minus any premium tax) as a premium for an Annuity under Option 1, 2, or 3 (see 6.08).  The first Annuity payment must generally be made no later than the April 1 of the calendar year following the year in which the Participant turns age 70 1/2 or retires, whichever occurs later.  In lieu of the election of an annuity or a systematic distribution option under 5.05, the Contract Holder may tell the Company to make a lump sum payment (see 7.01).

When an Annuity Option is chosen, the Company must also be told if payments are to be made other than monthly and to pay:

(a)	A Fixed Annuity using the General Account;
(b)	A Variable Annuity using any of the Fund(s) made available by the Company for Annuity purposes; or
(c)	A combination of (a) and (b).

If a Fixed Annuity is chosen, the Company will add interest daily at an annual rate no less than 3.0%. The Company may add interest daily at any higher rate.

If a Variable Annuity is chosen, an Assumed Annual Net Return Rate of 5% may be chosen. If not chosen, the Company will use an Assumed Annual Net Return Rate of 3.5%.

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6.02	Annuity Payments to Participant:

In no event may any payments to the Participant under any Annuity Option extend beyond:

(a)	The life of the Participant;

(b)	The lives of the Participant and the Participant's beneficiary under the Plan;

(c)	Any certain period greater than the Participant's life expectancy as determined according to regulations under Code Section 401(a)(9); or

(d)	Any certain period greater than the life expectancy of the Participant and the Participant's beneficiary under the Plan, as determined according to regulations under Code Section 401(a)(9).

6.03	Annuity Payments to Participant's Beneficiary Under the Plan:

If the beneficiary (see 8.07) elects an Annuity Option on behalf of the Participant's beneficiary under the Plan, in no event may payments to the Participant's beneficiary under an Annuity Option extend beyond the maximum period allowed under the minimum distribution regulations imposed by the Code.

However, if a Participant's beneficiary dies while receiving Annuity payments, the present value of any remaining payments will be paid in one lump sum to the estate of the Participant's beneficiary.  The interest rate used to determine the first payment will be used to calculate the present value.

6.04	Terms of Annuity Options:

Payments will be made on a monthly basis unless elected otherwise.  If the payments are made on a quarterly, semi-annual or annual basis, the Company will calculate an actuarially equivalent payment factor.

(a)	When payments start, the age of the Annuitant plus the number of years, if any, for which payments are guaranteed must not exceed 95.

(b)

Any election of an Annuity option must comply with the minimum distribution requirements of Code Section 401(a)(9), including the incidental death benefit rule, and the regulations thereunder. This restriction does not apply if Option 3 is chosen and the second Annuitant is the spouse of the Annuitant.

(c)

No choice of any Annuity Option may be made if the first payment would be less than $50 per month or if the total payments in a year would be less than $250 (unless otherwise required by state law).

The Company reserves the right to increase the minimum first payment amount, if allowed by state law, based on increases reflected in the Consumer Price Index-Urban (CPI-U) since July 1, 1993.

(d)	If a Fixed Annuity under Option 1, 2, or 3 is chosen, the Company will use the applicable current settlement rate if it will provide a higher Fixed Annuity payment.

(e)

To calculate the guaranteed first payment of a variable annuity or the payments for a fixed Annuity, we will use the Annuitant's adjusted age and, if applicable, the second Annuitant's adjusted age.  The Annuitant's adjusted age and, if applicable, the second Annuitant's adjusted age is the person's age as of the birthday closest to the day Annuity payments begin, reduced as follows:

(i)	Reduced by one year for payments before January 31, 2000;
(ii)	Reduced by two years for payments beginning during the period from January 1, 2000 through December 31, 2009;
(iii)	Starting on January 1, 2010, reduced by one additional year for payments beginning in each succeeding decade.

(f)

Assumed Annual Net Return Rate is the interest rate used to determine the amount of the first Annuity payment under a Variable Annuity.  The Separate Account must earn this rate plus enough to cover the Daily Asset Charge if future Variable Annuity payments are to remain level.

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(g)

At the request of the Contract Holder or the Participant if the Contract Holder has directed the Company to accept such a request from the Participant, all or any portion of the Current Value may be transferred from any Fund to any other allowable Fund.  The Company reserves the right to allow no more than four Funds to be selected at any one time.  Fund transfers will be processed as of the Valuation Period following receipt of a transfer request in Good Order at the Company's Home Office.  During the Annuity period, the maximum number of allowable transfers in a calendar year is twelve.  The Company reserves the right to increase the number of allowable transfers.  Transfers into or out of the Fixed Account are not permitted.

Fund transfer requests must be expressed as a percentage of each Fund's allocation to the Annuity payment. The Company may establish a minimum transfer amount.

6.05	Death of Annuitant:

Upon the death of the Annuitant(s), any remaining guaranteed payments will continue to the beneficiary unless the beneficiary elects to receive the present value of any remaining guaranteed payments in a lump sum.  Such payments will be paid at least as rapidly as under the method of distribution then in effect.

The interest rate used to determine the first Annuity payment will be used to calculate the present value.  The present value will be determined as of the Valuation Period in which proof of death acceptable to the Company and a request for payment is received at the Company's Home Office.

6.06	Fund(s) Annuity Units - Separate Account:

The number of Fund(s) Annuity Units is based on the amount of the first Variable Annuity payment which is equal to:

(a)	The portion of the Current Value (minus any premium tax) applied to pay a Variable Annuity; divided by
(b)	1,000; multiplied by
(c)	The payment rate for the Option chosen.

Such amount, or portion, of the Variable Payment will be divided by the appropriate Fund(s) Annuity Unit Value (see 6.07) on the tenth Valuation Period before the due date of the first payment to determine the number of each Fund(s) Annuity Units.  The number of each Fund(s) Annuity Units remains fixed until a Fund transfer occurs.  Each future payment is equal to the sum of the products of each Fund(s) Annuity Unit Value multiplied by the appropriate number of Units.  The Fund(s) Annuity Unit Value on the tenth Valuation Period prior to the due date of the payment is used.

6.07	Fund(s) Annuity Unit Value - Separate Account:

For any Valuation Period, a Fund(s) Annuity Unit Value is equal to:

(a)	The Value for the previous Period; multiplied by
(b)	The Net Return Factor (see below) for the Period; multiplied by
(c)	A factor to reflect the Assumed Annual Net Return Rate.

• •	The daily factor for 3.5% per year is .9999058; for 5% per year it is .9998663.

• •	The Net Return Factor for each Fund is equal to 1.0000000 plus the Net Return Rate. The Net Return Rate, which may be more or less than 0, is equal to:

(1)	The value of the shares of the Fund held by a Separate Account at the end of a Valuation Period; minus

(2)	The value of the shares of the Fund held by a Separate Account at the start of such Valuation Period; plus or minus

(3)	Taxes (or reserves for taxes) on the Separate Account (if any); divided by

(4)	The total value of the Fund's Record Units (see 4.04) and Annuity Units (see 6.06) in the Separate Account at the start of the Valuation Period; minus

(5)	A daily charge for Annuity mortality and expense risks, which may include profit, at the annual rate of 1.25%.

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The dollar value of a Fund(s) Annuity Unit Values and payments may go up or down due to investment gain or loss.

If Variable Annuity payments are not to decrease, the Company must earn a gross return on the assets of the Separate Account of:

4.75% on an annual basis plus an annual return of up to .25% needed to offset the administrative charge set at the time Annuity payments commence if an Assumed Annual Net Return Rate of 3.5% is chosen; or

6.25% on an annual basis plus an annual return of up to .25% needed to offset the administrative charge set at the time Annuity payments commence if an Assumed Annual Net Return Rate of 5% is chosen.

Payments shall not be changed due to changes in the mortality or expense results.

6.08	Annuity Options:

Option 1 - Payments for a Stated Period of Time - An Annuity will be paid for the number of years chosen.  The number of years must be at least 5 and not more than 30 and the Annuity may be a Fixed or Variable Annuity.

Option 2 - Life Income - An Annuity will be paid for the life of the Annuitant.  When this option is chosen, a choice of the following guarantees is also available:

(a)	The Company will guarantee a minimum specified number of payments (5 through 30 years may be elected); or

(b)

Cash Refund Guarantee - payments will be guaranteed for the amount applied to the Annuity Option.  If the Annuitant dies prior to the payment of the amount applied to the Annuity Option (less any premium tax), any remaining balance will be paid in one sum to the beneficiary.  This choice is available only on a Fixed Annuity.

Option 3 - Life Income for Two Payees - An Annuity will be paid during the lives of the Annuitant and a second Annuitant. At the death of either, payments will continue to the survivor. When this Option is chosen, a choice must be made of:

(a)	100% of the payment to continue to the survivor;

(b)	66 2/3% of the payment to continue to the survivor;

(c)	50% of the payment to continue to the survivor;

(d)	100% of the payment to continue after the first death with a guarantee of 5-30 years;

(e)	100% of the payment to continue at the death of the second Annuitant and 50% of the payment to continue at the death of the Annuitant; or

(f)

100% of the payment to continue after the first death.  Payments are guaranteed for the amount applied to the Annuity Option (less any premium tax), and any remaining balance will be paid in one sum to the beneficiary.  This option is only available on a Fixed Annuity.

Other Options - The Company may make other options available as allowed by the laws of the state in which this Contract is delivered.

6.09	Annuity Tables:

In the following Annuity tables, the rates shown for Options 2 and 3 are based on mortality from the 1983 Table a.  The rates do not differ by sex.  Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates shown in the following tables.

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OPTION 1

Payments for a Stated Period of Time

Amount of Monthly Payment for Each $1,000

After Deduction of any Charge for Premium Taxes

Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%

Years	Monthly Payment	Years	Monthly Payment
5 6 7 8 9 10 11 12 13 14 15 16 17	$17.91 15.14 13.16 11.68 10.53 9.61 8.86 8.24 7.71 7.26 6.87 6.53 6.23	18 19 20 21 22 23 24 25 26 27 28 29 30	$5.96 5.73 5.51 5.32 5.15 4.99 4.84 4.71 4.59 4.47 4.37 4.27 4.18

Amount of First Monthly Payment for Each $1,000

After Deduction of any Charge for Premium Taxes

Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

Years	Monthly Payment	Years	Monthly Payment
5 6 7 8 9 10 11 12 13 14 15 16 17	$18.12 15.35 13.38 11.90 10.75 9.83 9.09 8.46 7.94 7.49 7.10 6.76 6.47	18 19 20 21 22 23 24 25 26 27 28 29 30	$6.20 5.97 5.75 5.56 5.39 5.24 5.09 4.96 4.84 4.73 4.63 4.53 4.45

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OPTION 1

Payments for a Stated Period of Time

Amount of Monthly Payment for Each $1,000

After Deduction of any Charge for Premium Taxes

Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%

Years	Monthly Payment	Years	Monthly Payment
5 6 7 8 9 10 11 12 13 14 15 16 17	$18.74 15.99 14.02 12.56 11.42 10.51 9.77 9.16 8.64 8.20 7.82 7.49 7.20	18 19 20 21 22 23 24 25 26 27 28 29 30	$6.94 6.71 6.51 6.33 6.17 6.02 5.88 5.76 5.65 5.54 5.45 5.36 5.28

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OPTION 2

Life Income

Amount of Monthly Payment for Each $1,000

After Deduction of any Charge for Premium Taxes

Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%

Payments Guaranteed for a Stated Period of Years

Adjusted Age of Annuitant	None	5	10	15	20	Cash Refund
50 51 52 53 54 55 56 57 58 59 60 61 62 63 64 65 66 67 68 69 70 71 72 73 74 75	$4.05 4.12 4.19 4.27 4.35 4.44 4.53 4.62 4.72 4.83 4.95 5.07 5.20 5.34 5.49 5.65 5.82 6.01 6.20 6.41 6.64 6.88 7.14 7.43 7.73 8.06	$4.05 4.11 4.19 4.26 4.34 4.42 4.51 4.61 4.71 4.81 4.93 5.05 5.17 5.31 5.45 5.61 5.77 5.94 6.13 6.33 6.54 6.76 7.00 7.26 7.53 7.82	$4.03 4.09 4.16 4.23 4.31 4.39 4.47 4.56 4.65 4.75 4.86 4.97 5.08 5.20 5.33 5.47 5.61 5.75 5.91 6.07 6.23 6.41 6.59 6.77 6.96 7.14	$3.99 4.05 4.11 4.18 4.25 4.32 4.40 4.48 4.56 4.64 4.73 4.83 4.92 5.02 5.12 5.22 5.33 5.44 5.54 5.65 5.76 5.86 5.97 6.06 6.16 6.25	$3.93 3.99 4.04 4.10 4.16 4.22 4.29 4.35 4.42 4.49 4.55 4.62 4.69 4.76 4.83 4.89 4.96 5.02 5.08 5.14 5.19 5.24 5.28 5.32 5.35 5.38	$3.89 3.94 4.00 4.06 4.12 4.19 4.26 4.33 4.41 4.49 4.57 4.66 4.76 4.85 4.96 5.06 5.18 5.30 5.42 5.56 5.70 5.84 6.00 6.16 6.33 6.51

Rates are based on mortality from 1983 Table a. The rates do not differ by sex.

Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

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OPTION 2

Life Income

Amount of First Monthly Payment for Each $1,000

After Deduction of any Charge for Premium Taxes

Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

Payments Guaranteed for a Stated Period of Years

Adjusted Age of Annuitant	None	5	10	15	20
50 51 52 53 54 55 56 57 58 59 60 61 62 63 64 65 66 67 68 69 70 71 72 73 74 75	$4.34 4.41 4.48 4.56 4.64 4.72 4.81 4.91 5.01 5.12 5.23 5.36 5.49 5.63 5.78 5.94 6.11 6.29 6.49 6.70 6.92 7.17 7.43 7.71 8.02 8.35	$4.34 4.40 4.47 4.55 4.63 4.71 4.80 4.89 4.99 5.10 5.21 5.33 5.45 5.59 5.73 5.89 6.05 6.22 6.41 6.60 6.81 7.04 7.27 7.53 7.80 8.08	$4.31 4.38 4.45 4.52 4.59 4.67 4.75 4.84 4.93 5.03 5.13 5.24 5.35 5.47 5.60 5.73 5.87 6.02 6.17 6.33 6.49 6.66 6.84 7.02 7.20 7.38	$4.27 4.33 4.40 4.46 4.53 4.60 4.67 4.75 4.83 4.92 5.00 5.09 5.19 5.28 5.38 5.48 5.58 5.69 5.79 5.90 6.00 6.10 6.20 6.30 6.39 6.48	$4.22 4.27 4.32 4.38 4.44 4.50 4.56 4.62 4.69 4.75 4.82 4.88 4.95 5.02 5.08 5.15 5.21 5.27 5.33 5.38 5.43 5.48 5.52 5.55 5.59 5.62

Rates are based on mortality from 1983 Table a. The rates do not differ by sex.

Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

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OPTION 2

Life Income

Amount of First Monthly Payment for Each $1,000

After Deduction of any Charge for Premium Taxes

Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%

Payments Guaranteed for a Stated Period of Years

Adjusted Age of Annuitant	None	5	10	15	20
50 51 52 53 54 55 56 57 58 59 60 61 62 63 64 65 66 67 68 69 70 71 72 73 74 75	$5.26 5.33 5.40 5.47 5.54 5.63 5.71 5.80 5.90 6.01 6.12 6.24 6.37 6.51 6.66 6.82 6.99 7.17 7.36 7.57 7.80 8.05 8.31 8.59 8.90 9.23	$5.25 5.32 5.38 5.45 5.53 5.61 5.69 5.78 5.88 5.98 6.09 6.21 6.33 6.46 6.60 6.75 6.91 7.08 7.27 7.46 7.67 7.89 8.13 8.38 8.64 8.93	$5.22 5.28 5.34 5.41 5.48 5.56 5.63 5.72 5.81 5.90 6.00 6.10 6.21 6.33 6.45 6.57 6.71 6.85 6.99 7.15 7.30 7.47 7.64 7.81 7.99 8.16	$5.17 5.23 5.29 5.35 5.41 5.47 5.54 5.61 5.69 5.77 5.85 5.93 6.02 6.11 6.20 6.30 6.39 6.49 6.59 6.69 6.78 6.88 6.97 7.06 7.15 7.23	$5.11 5.15 5.20 5.26 5.31 5.36 5.42 5.47 5.53 5.59 5.65 5.71 5.77 5.83 5.89 5.95 6.01 6.06 6.12 6.17 6.21 6.25 6.29 6.33 6.36 6.38

Rates are based on mortality from 1983 Table a. The rates do not differ by sex.

Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

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OPTION 3

Life Income for Two Annuitants

Amount of Monthly Payment for Each $1,000

After Deduction of any Charge for Premium Taxes

Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%

Adjusted Ages					Option 3d
Annuitant	Second Annuitant	Option 3a	Option 3b	Option3c	10 Years Guaranteed	Option 3e	Option 3f
55 55 55 60 60 60 65 65 65 70 70 70 75 75 75	50 55 60 55 60 65 60 65 70 65 70 75 70 75 80	$3.69 3.88 3.99 3.99 4.24 4.38 4.38 4.72 4.93 4.93 5.40 5.69 5.69 6.37 6.78	$4.05 4.25 4.44 4.44 4.71 4.97 4.97 5.33 5.68 5.68 6.21 6.68 6.68 7.45 8.11	$4.27 4.47 4.71 4.71 4.99 5.32 5.32 5.70 6.15 6.15 6.70 7.32 7.32 8.15 8.99	$3.69 3.87 3.98 3.98 4.23 4.38 4.38 4.71 4.91 4.91 5.36 5.62 5.62 6.23 6.54	$4.03 4.14 4.20 4.42 4.57 4.65 4.93 5.14 5.27 5.66 5.96 6.13 6.67 7.12 7.36	$3.69 3.87 3.98 3.98 4.23 4.38 4.38 4.72 4.91 4.91 5.38 5.66 5.66 6.33 6.71

Rates are based on mortality from 1983 Table a. The rates do not differ by sex.

Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

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OPTION 3

Life Income for Two Annuitants

Amount of First Monthly Payment for Each $1,000

After Deduction of any Charge for Premium Taxes

Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

Adjusted Ages					Option 3d
Annuitant	Second Annuitant	Option 3a	Option 3b	Option 3c	10 Years Guaranteed	Option 3e
55 55 55 60 60 60 65 65 65 70 70 70 75 75 75	50 55 60 55 60 65 60 65 70 65 70 75 70 75 80	$3.97 4.16 4.27 4.27 4.51 4.66 4.66 4.99 5.19 5.19 5.67 5.95 5.95 6.64 7.04	$4.35 4.54 4.73 4.73 4.99 5.25 5.25 5.61 5.97 5.97 6.49 6.96 6.96 7.73 8.39	$4.56 4.76 5.00 5.00 5.27 5.61 5.61 5.99 6.44 6.44 6.99 7.61 7.61 8.43 9.29	$3.97 4.15 4.26 4.26 4.50 4.65 4.65 4.98 5.17 5.17 5.62 5.87 5.87 6.48 6.79	$4.31 4.42 4.48 4.70 4.84 4.93 5.22 5.42 5.54 5.93 6.23 6.40 6.95 7.40 7.64

Rates are based on mortality from 1983 Table a. The rates do not differ by sex.

Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

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OPTION 3

Life Income for Two Annuitants

Amount of First Monthly Payment for Each $1,000

After Deduction of any Charge for Premium Taxes

Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%

Adjusted Ages					Option 3d
Annuitant	Second Annuitant	Option 3a	Option 3b	Option 3c	10 Years Guaranteed	Option 3e
55 55 55 60 60 60 65 65 65 70 70 70 75 75 75	50 55 60 55 60 65 60 65 70 65 70 75 70 75 80	$4.88 5.04 5.15 5.15 5.37 5.52 5.52 5.83 6.04 6.04 6.49 6.77 6.77 7.45 7.86	$5.26 5.44 5.63 5.63 5.87 6.14 6.14 6.49 6.84 6.84 7.35 7.84 7.84 8.60 9.28	$5.48 5.66 5.91 5.91 6.16 6.51 6.51 6.87 7.34 7.34 7.87 8.51 8.51 9.33 10.20	$4.88 5.04 5.14 5.14 5.37 5.51 5.51 5.82 6.00 6.00 6.44 6.68 6.68 7.27 7.57	$5.23 5.32 5.38 5.59 5.72 5.80 6.10 6.29 6.41 6.81 7.08 7.25 7.81 8.25 8.49

Rates are based on mortality from 1983 Table a. The rates do not differ by sex.

Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

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VII.	WITHDRAWALS AND TERMINATION OF CONTRACT

7.01	Payment of Surrender Value:

The charges on, and adjustments to, withdrawals from this Contract depend upon whether the withdrawal constitutes a Surrender or a Benefit. A "Surrender" is any withdrawal from this Contract for any purpose other than to pay a Benefit.

"Benefits" are payable to Participants by the Contract Holder in accordance with the terms of the Plan for reasons of:

(a)	section 457 plans: participant retirement, separation from service with the employer, death, employer certified unforeseeable emergency, or in-service withdrawals; or
(b)	section 401(a) plans: participant retirement, termination of employment, death, disability, hardship, loan, or in service withdrawals after age 59 1/2.

Benefits are not subject to a surrender charge or a TAB Recovery Percentage (see 7.04). The Contract Holder must supply documentation acceptable to the Company to support requests for Benefit payments.

Participant Surrenders are not permitted under this Contract except for Split-Funded plans.

The Contract Holder may surrender this Contract for its Current Value. At the time of a Participant or Contract Holder full or partial Surrender request, the Current Value will be adjusted by the following items in the order presented:

(a)	the Fixed Account MVA, as applicable (see 7.02(b));
(b)	the GAA MVA, as applicable (see 7.03(b));
(c)	the Participant Account Charge, as applicable (see 4.09); and
(d)	the TAB Recovery Percentage, as applicable (see 7.04).

Certain withdrawals to pay Benefits will also be subject to MVAs (see 7.02(b) and 7.03(b)).

Full and partial Surrenders are satisfied by withdrawing amounts from each of the Fund(s), the Fixed Account, the GAA Short Term Classification and the GAA Long Term Classification on a pro rata basis. However, the Contract Holder may specify a particular order in which investment options will be liquidated in order to satisfy a partial Surrender request.  After a transfer involving a Competing Investment Option has occurred, payment of any subsequent Surrender may be delayed for a period of 90 days from the date of the transfer involving a Competing Investment Option.

Under certain emergency conditions, the Company may defer payment from the Fixed Account or General Account:

(a)	For a period of up to 6 months (unless not allowed by state law); or
(b)	As provided by federal law.

7.02	Payment of Fixed Account Surrender Value:

The Company will pay an unadjusted lump sum from the Fixed Account for the purpose of paying a Benefit, where the withdrawal is made proportionately from the Fixed Account, GAA, and the Funds from all applicable asset accounts. On all Benefits payable from the Fixed Account that are not so withdrawn proportionately, and on all Surrenders from the Fixed Account, the Company reserves the right to pay the Fixed Account Surrender Value in one of the following two ways, as elected by the Contract Holder:

(a)

In equal principal payments, with interest, over a period not to exceed 60 months.

Interest, as used above will not be more than two percentage points below any rate determined prospectively by the Company for this class of Contract. In no event, will the interest rate be less than 3%.

(b)	As a single payment, which has been subjected to a Market Value Adjustment (MVA). The amount of the withdrawal will be adjusted to a market value amount equal to the lesser of (1) or (2):

GA-GOVCC-99	24

(1)	The value of the following factor multiplied by the amount being withdrawn on the date of the surrender:

Factor=	(1 + a) 5.25
(1 + b) 5.25

Where:	a	is the Fixed Account credited rate as of the date of surrender; and
	b	is the rate for a 7-year Treasury Bond as published in the Salomon Smith Barney Bond Market Roundup (if unavailable a similar service will be utilized) for the week prior to the surrender plus 0.25%.

(2)	The value of the amount being withdrawn.

7.03	Payment of GAA Surrender Value:

Full or partial Surrenders may be requested at any time from the GAA. However, amounts withdrawn prior to the Maturity Date of a Term to satisfy a Surrender or Benefit request may be subject to an MVA (see (b) below).

(a)

For purposes of withdrawals, Terms within the GAA Short Term and Long Term Classifications are considered as two separate investment options. Also, amounts will be removed within a GAA Classification starting with the Term still in effect with the oldest Deposit Period.

(b)

Market Value Adjustment (MVA) - There may be an MVA for a withdrawal from the GAA before the end of a Term except for withdrawals made under certain Systematic Distribution Options (see 5.05). The amount of the withdrawal will be adjusted to a market value amount as described below.

The market value adjusted amount will be equal to the amount withdrawn multiplied by the following ratio:

(1 + i) x/365
(1 + j) x/365

Where:	i	is the Deposit Yield
	j	is the Current Yield
	x	is the number of days remaining, (computed from Wednesday of the week of withdrawal) in the Guaranteed Term.

The Deposit Period Yield will be determined as follows:

At the close of the last business day of each week of the Deposit Period, a yield will be computed as the average of the yields on that day of U.S. Treasury Notes which mature in the last three months of the Guaranteed Term.

The Deposit Period Yield is the average of those yields for the Deposit Period. If withdrawal is made prior to the close of the Deposit Period, it is the average of those yields on each week preceding withdrawal.

The Current Yield is the average of the yields on the last business day of the week preceding withdrawal on the same U.S. Treasury Notes included in the Deposit Period Yield.

In the event that no U.S. Treasury Notes which mature in the last three months of the Guaranteed Term exist, the Company reserves the right to use the U.S. Treasury Notes that mature in a following quarter.

Surrenders and transfers made in connection with the Sum Payable at Death provision (see 5.04) within six months of the date of the Participant's death will be the greater of:

The aggregate MVA amount, which is the sum of all market value adjusted amounts calculated due to a withdrawal of amounts (for Surrender or transfer) from Terms prior to the end of those Terms. The aggregate MVA may be either positive or negative; or

The applicable portion of the Current Value in the GAA.

After the six month period, the Surrender or transfer will be the aggregate MVA amount (i.e., including all MVAs).

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The greater of the aggregate MVA amount or the applicable portion of the Current Value in the GAA is applied to amounts withdrawn from the GAA for payment of a premium under Annuity Options 2 or 3 (see 6.08).

7.04	Transferred Asset Benefit (TAB) Recovery Percentage:

A Transferred Asset Benefit, if agreed to by the Company, may reimburse the Plan for all or a portion of any termination charges or adjustments assessed by a prior funding vehicle.  If a TAB has been made available under this Contract any full or partial Surrender by the Contract Holder will be subject to a TAB Recovery Percentage.

The TAB Recovery Percentage, if any, will be determined according to the number of Contract Years between the date the first Purchase Payment is applied to this Contract and the date of the surrender.  If a TAB Recovery Percentage applies, a table of TAB recovery percentages will be in the Specifications.

The TAB Recovery Percentage, if any, will be applied at the time of the surrender, regardless of the method elected for payment of the Fixed Account Surrender Value (see 7.02).

7.05	Termination or Transfer to Another Contract:

After 5 completed Contract Years the Company shall have the right, in accordance with its existing administrative practices and procedures, to:

(a)

Pay out the Current Value, without application of an MVA (see 7.02(b) and 7.03(b)) or TAB Recovery Percentage (see 7.04) under the Contract to the Contract Holder in full provided the Company gives the Contract Holder 90 days written notice, and further provided that the Company takes the same action with respect to all contracts of the same class and risk characteristics.

(b)

If agreed to by the Contract Holder, to transfer the Current Value, which may be subject to an MVA (See 7.02(b) and 7.03(b)) or TAB Recovery Percentage (see 7.04) to another Contract issued by the Company or one of its affiliates.

VIII.	GENERAL PROVISIONS

8.01	Change of Contract:

This Contract may be changed at any time by written mutual agreement of the Contract Holder and the Company. The Company may change the terms of this Contract when, in its opinion, such change is necessary to protect it from (a) the adverse financial effects of any change in Plan provisions, the administrative practices of the Plan, or investment options offered by the Plan, or (b) the action of any legislative, judiciary, or regulatory body which affects the operation of the Plan or this Contract.

Only a Vice President or above of the Company or any officer acting pursuant to a written delegation of authority from such person may change the terms of this Contract. No other employee, agent, or representative of the Company may make any change in this Contract. The Company will notify the Contract Holder in writing at least 30 days before the effective date of any change. Any change will not affect the amount or terms of any Annuity which begins before the change.

The Company may make any change that affects the Fixed Account Market Value Adjustment (see 7.02(b)) with at least 30 days advance written notice to the Contract Holder. Any such change shall become effective for any present or future Participant.

The Company may make any change that affects the GAA Market Value Adjustment (see 7.03(b)) with at least 30 days advance written notice to the Contract Holder. Any such change shall become effective for any new Term for any present or future Participant.

Except as otherwise expressly provided in the Contract, any change that affects the following Sections of this Contract will not be applied to amounts in existing Participant Accounts, but may apply to Purchase Payments made to such Accounts after the change:

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(a)	3.01, Net Purchase Payment(s);

(b)	4.01, Current Value;

(c)	4.02, Guaranteed Interest Rate - Fixed Account;

(d)	4.03, Guaranteed Accumulation Account (GAA);

(e)	4.05, Net Return Factor(s) - Separate Account; and

(f)	4.09, Participant Account Charge.

The Company reserves the right to change or eliminate Annuity Options (see 6.08) and to change the Annuity Tables (see 6.09) used to calculate payment rates for life-contingent Annuity payments.  Any change that affects the Annuity Options and the tables for such options may be made:

(a)	No earlier than 12 months after the Effective Date; and

(b)	No earlier than 12 months after the date on which any such prior change was effective.

New Participants covered, and Purchase Payments made, under this Contract on or after the date any change is effective will be subject to the change. If the Contract Holder does not agree to any change under this provision no new Participants will be covered under this Contract. Additionally, the Company reserves the right, following written notice to an objecting Contract Holder, to stop accepting Purchase Payments for the Participants covered under this Contract before the change.

8.02	Substitution, Elimination, and Addition of Fund(s):

The Company, or the Separate Account, may change the Fund(s) in which the Separate Account invests, including, without limitation, the following:

(a)	making additional Fund(s) available through the Separate Account;
(b)	discontinuing the offering of any of the Fund(s) through the Separate Account; and
(c)	replacing the shares of any of the Fund(s) with shares of any other Fund(s).

Changes must be:

(1)	deemed necessary by the Company under the Investment Company Act of 1940; or
(2)	deemed necessary by the Company to accomplish the purposes of the Separate Account.

The Company will notify the Contract Holder in writing before the effective date of any such change.

8.03	Nonparticipating Contract:

The Contract Holder, Participants, or beneficiaries will not have a right to share in the earnings of the Company, other than as provided herein.

8.04	Payments:

The Company will make Annuity payments as and when due. The Company will make other payments within 7 days of the Valuation Period in which the written claim for payment is received in Good Order at the Company's Home Office, except as provided in Section 7.01.

8.05	State Laws:

This Contract complies with the laws of the state in which it is delivered. Any cash, death, or Annuity payments are equal to or greater than the minimum required by such laws. Annuity tables for legal reserve valuation shall be as required by state law. Such tables may be different from Annuity tables used to determine Annuity payments.

8.06	Control of Contract:

Except as otherwise expressly provided, all rights in this Contract rest with the Contract Holder. The Contract Holder, or authorized designee of the Contract Holder (as allowed by law), may make any choices allowed by this Contract with respect to Participant Accounts.

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Any choices under this Contract must be in writing or in a form satisfactory to the Company. Until receipt of such choices in its Home Office, the Company may rely on any prior choices made. This Contract and its Participant Accounts are not subject to claims of any creditors except to the extent permitted by law.

The Contract Holder agrees that all amounts maintained under this Contract, and any amounts withdrawn or paid from this Contract, will be utilized for the exclusive benefit of Plan Participants and their beneficiaries.

8.07	Designation of Beneficiary:

The beneficiary of Participant Accounts shall be the Contract Holder.

8.08	Misstatements and Adjustments:

If the Company finds the age of any payee to be misstated, the correct facts will be used to adjust payments. The Company reserves the right to correct any informational or administrative errors.

8.09	Incontestability:

The Company cannot cancel this Contract because of any error of fact on the application, after the second Contract Year.

8.10	Grace Period:

This Contract will remain in effect even if Purchase Payments are not continued, unless canceled by the Company pursuant to section 7.05 or  8.09.

8.11	Nonwaiver:

The Company may, in its sole discretion, elect not to exercise a right or reservation specified in this Contract. Such election shall not constitute a waiver of the right to exercise such right or reservation at any subsequent time.

8.12	Aggregation of Contracts:

The Daily Asset Charge described in the Specifications varies by the Current Value of Participant Accounts. In determining such Current Value, Participant Accounts of the following contracts will be aggregated:

(a)	this Contract, and

(b)

Contracts of the same class as this Contract covering employees of the employer maintaining the Plan, or to the extent allowed under the Company's existing administrative practice, employees of other employers participating in the same investment program as the Plan.

For purposes of determining the Daily Asset Charge under this Contract, where such other contract comes into existence after the Effective Date, the aggregation will commence in accordance with the Company's existing administrative practice, but in no event later than the first day of the next succeeding Contract Year. Where such other contract is in existence prior to, or on the Effective Date, the aggregation will commence on the Effective Date.

8.13	Conversion of Contracts:

Where the Purchase Payments applied to this Contract are derived, in whole or in part, from the cancellation of a policy or contract (issued by the Company or any of its affiliates) pursuant to a conversion offer; the Company may vary the provisions of this Contract to comply with the terms of such conversion offer. For purposes of this Section 8.13, a "conversion offer" is a program under which the Company allows contract holders of a given class to convert their policies or contracts to contracts of the same series as this Contract. Such variations will be of a nature that will preserve, or substitute for, the rights surrendered by reason of the cancellation of the former policy or contract.

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Voya Retirement Insurance and Annuity Company
Home Office: One Orange Way
Windsor, CT 06095-4774 PO Box 990065 Hartford, CT 06199-0065
800-262-3862

Group Annuity Contract
Nonparticipating

ALL PAYMENTS AND VALUES PROVIDED BY THE GROUP CONTRACT, WHEN BASED ON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT. THIS CONTRACT CONTAINS MARKET VALUE ADJUSTMENT FORMULAS. APPLICATION OF A MARKET VALUE ADJUSTMENT TO THE GAA MAY RESULT IN EITHER AN INCREASE OR DECREASE IN THE CURRENT VALUE. THE MARKET VALUE ADJUSTMENT FORMULA DOES NOT APPLY TO A GUARANTEED TERM AT THE TIME OF ITS MATURITY. APPLICATION OF A MARKET VALUE ADJUSTMENT TO THE FIXED ACCOUNT MAY RESULT IN A DECREASE IN THE CURRENT VALUE.

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